UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
 May 2, 2016
USANA HEALTH SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation)

001-35024	87-0500306
(Commission File No.)	(IRS Employer Identification
Number)

3838 West Parkway Boulevard
Salt Lake City, Utah 84120
 (Address of principal executive offices, Zip Code)
Registrant's telephone number, including area code: (801) 954-7100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 2, 2016.  A total of 11,002,839 shares (approximately 92%) of the issued and outstanding shares of USANA common stock were represented by proxy or in person at the meeting.  The following matters were submitted and voted upon at the Annual Meeting:

1.	USANA shareholders voted to elect seven individuals to the Board of Directors for the succeeding year as set forth below:

Name	Number of Shares For	Number of Shares Withheld	Number of Shares Abstaining	Broker Non-Votes
MYRON W. WENTZ, PH.D.	10,230,863	253,053	-	518,923
GILBERT A. FULLER	10,223,201	260,715	-	518,923
ROBERT ANCIAUX	10,146,203	337,713	-	518,923
DAVID A. WENTZ	10,235,665	248,251	-	518,923
D. RICHARD WILLIAMS	10,363,459	120,457	-	518,923
FREDERIC WINSSINGER	10,363,424	120,492	-	518,923
FENG PENG	10,363,359	120,557	-	518,923

2.	USANA shareholders voted to ratify the Board’s selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2016 as set forth below:

Number of Shares For	Number of Shares Withheld	Number of Shares Abstaining	Broker Non-Votes
10,993,192	2,964	6,683	-

Item 8.01 Other Events.

On May 2, 2016, following the Company’s Annual Meeting of Shareholders, the Board of Directors made the following Board committee and Board committee chair designations for the succeeding year:

Audit Committee	Compensation Committee	Governance, Risk and Nominating Committee
Gilbert A. Fuller (Chair)	D. Richard Williams (Chair)	Gilbert A. Fuller (Chair)
D. Richard Williams	Frederic Winssinger	D. Richard Williams
Frederic Winssinger	Feng Peng	Frederic Winssinger
Feng Peng		Feng Peng

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USANA HEALTH SCIENCES, INC.

	By:	/s/ /s/ Paul A. Jones

Date: May 3, 2016	Paul A. Jones, Chief Financial Officer